Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Peter J. Meier, CFO Phone: (610) 359-6903 Fax: (610) 359-6908

ALLIANCE BANCORP, INC OF PENNSYLVANIA ANNOUNCES RESULTS OF
SPECIAL MEETING OF SHAREHOLDERS AND STOCK PURCHASES TO FUND PLAN
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Broomall, Pennsylvania – July 20, 2011 – Alliance Bancorp, Inc. of Pennsylvania (the “Company”) (NASDAQ Global Market: ALLB), the holding company for Alliance Bank, announced that it had received approval of the two proposals presented to shareholders at the special meeting held earlier today at the Llanerch Country Club.

At the special meeting, shareholders approved the adoption of the Company’s 2011 Stock Option Plan and the Company’s 2011 Recognition and Retention Plan.

I am pleased by the support of our shareholders in voting in favor of our proposals,” said Dennis D. Cirucci, President and Chief Executive Officer of the Company.  “We are gratified by this showing of shareholder support for our stock benefit plans.”

In order to fund the Company’s 2011 Recognition and Retention Plan adopted today, the related trust will purchase up to 218,977 shares of the Company’s common stock in the open market.  Purchases will be made from time to time at the discretion of management.

Alliance Bancorp, Inc. of Pennsylvania is the holding company for Alliance Bank, a Pennsylvania chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania.  Alliance Bank operates nine full-service branch offices located in Delaware and Chester Counties, Pennsylvania.

This news release contains forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend’” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company’s business and operations.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.